EXHIBIT 99.1

Morgan Stanley Houston Energy Theme Days May 11, 2005

The information contained within this presentation is forward looking and involves risks and uncertainties that could significantly impact expected results. A discussion of these risks and uncertainties is contained in the Company's Form 10-K filed with the Securities and Exchange Commission on December 13, 2004.

First up cycle for H&P as a pure play driller. Increase in rig fleet of 60% from 2000 to 2006. 50 new FlexRigs have established the new performance standard for the industry. Potential for an up cycle that is prolonged and less volatile. We remain financially strong and well positioned. What Is Different About This Cycle

International Platform Conventional FlexRigs Rig Fleet 26 11 29 62 The Three Distinct Markets Of H&P's Rig Fleet 128 Total Rigs May 2005

FY1997 1998 1999 2000 2001 2002 2003 2004 2005E 2006E 18 - 25,000'+ 15 15 15 16 18 22 22 21 21 21 8 - 18,000' 15 21 25 23 31 44 61 69 70 70 6 - 12,000' 13 Move from Deep to Mid-Depth Land Rigs

FlexRig3 Project Return Estimates 0% 5% 10% 15% 20% 25% 30% 35% $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 Average Rig Margin per Day Actual 12 mos. FY2004 Cash On Cash Returns Actual 1st Qtr FY2005 Financial ROIC Actual 2nd Qtr FY2005

U.S. Land Cash Margin Per Rig Day

EPS Sensitivity * US Land Annual EPS Increases $1000 Average Margin Per Rig Day Increase .36 Announced New Builds 13 FlexRig4s Working A Full Year .42 US Platform 1 Additional Rig Working A Full Year .07 * Using 2Q05 Earnings & Statistics As Baseline See Forward Looking Statement Disclaimer - Page 2

New Builds: A Bad Thing? Home Field Advantage During A Structural Shift Running Start - Widen Lead

Leverages off new performance standard set by Flex3's Opens large market segment previously untapped by the Company Validates the business case for delivering improved drilling efficiencies Consistent with unique new build core competency FlexRig4 New Builds Provide Momentum

Focus on improving the Company's total return on invested capital. Leverage our experience in rig design, construction, and field execution into additional opportunities. Look for international market expansion where operators place greater value on improved drilling efficiencies and overall performance. What's Next For H&P?

helmerich & Payne, Inc.

102 U.S. Rigs 26 International Rigs 128 Total H&P Rigs 13 U.S. Construction 7 Management Contracts Rig Locations South America Venezuela 9/12 Colombia 2/2 Ecuador 8/8 Bolivia 2/2 Argentina 2/2 GOM 6/11 U.S. Land 87/91 California Equatorial Guinea Russia

Rig Status as of 11 May 2005 Rigs Available 62 29 11 26 128 Rigs Working/ Contracted 62 25 6 23 116 % Activity 100% 86% 55% 88% 91% U.S. Land, FlexRig & Mobile U.S. Land, Conventional U.S. Platform International Land Total Management Contracts: U.S. GOM & CA Equatorial Guinea Russia Total Rigs Working/Contracted 2 1 2 121

Segment Outlook - U.S. Land Sustained rig demand Potential for continuing dayrate increases Potential for additional term contracts New rig construction Growing customer focus on safety and performance Strong and Improving!

FlexRig4 Program First two FlexRig4 projects underway (13 new rigs) Expect outstanding financial returns Strong validation for FlexRig value proposition Operator benefits: Significant total drilling costs savings Accelerated well delivery and production Enhanced safety and environmental sensitivity

Steady platform rig demand and supply Operating leverage available for potential recovery Expect to add one rig during fourth quarter Rig management contract opportunities Segment Outlook - Offshore, U.S. GOM Steady, Good Potential

Venezuela - Nine rigs are working. Three rigs available with strong prospects. Colombia - Both rigs working. Should continue for FY05. Ecuador - All eight rigs working. Strong market. Bolivia/Argentina - One rig working and two on standby. Expect remaining rig to be on dayrate by 15 June. Segment Outlook - International Recovering! Highest Activity in S. America since 1998

H&P is the leader in: Well and personnel safety Field performance Best value Why Do Operators Select H&P Rigs?

2004 Safety Performance

Innovative technology Reduced move times Reliability Drilling performance H&P is the Leader in Field Performance

Apply New Ideas & Technology Integrated Top Drive Mechanized Tubular Handling VFD AC Drawworks BOP Handling V-ICIS eD Controls Communications

H&P Land Rig Moves 1998 to 2004 1200 HP Mobile Rigs 1500 HP FlexRigs 1000 HP 1500 HP 2000 HP 3000 HP Average Rig Move Days 2.39 3.31 5.75 7.27 8.27 10.38 # moves 723 1150 266 158 130 89 Conventional Rigs (Rig move time: Time from rig release on last well to spud of next well including time to rig down, transport, rig up and prepare to spud.)

June 2002 - April 2005 FlexRigs Contracted Downtime Percentage H&P FlexRig3 Downtime Performance

FlexRig3 Highlights of Rigs 210 - 241 1. Field Performance vs. customer's planned drill curves ? 699 complete wells to date ? 429 wells (66%) under ? 28 wells (4%) on ? 192 wells (30%) over 2. 55% of FlexRig3s are currently drilling directional, more technically difficult wells.

Example of Best Value: H&P 213 FlexRig3

Best Value - Reduced Well Cycle Time Average of best H&P R213 in field to Aug 02 May 05 Drilling days 21 7.7 Completion days 2 2 Moving days 6 3 Well cycle in days 29 12.7 2. Contractor rate/day $8,000 $17,000 Operator's other intangible cost per day estimate $7,000 $7,000 Operator's daily "spread" cost estimate $15,000 $24,000 Intangible cost per well $435,000 $304,800 3. Total Value Added - per well $244,500 per year ~$6.9MM 4. Captured by drilling contractor - per year ~$3.3MM 48%

Best Value Reduced Well Cycle Time 3. Added value from FlexRig3 operations Lowest total well cost Increased wells per rig per year: 1st Year: 18 wells vs. 12.5 wells Wells 28 - 58: 28.3 wells vs. 12.5 wells Early production: Incremental wells on production 1st Year: 5.5 wells / yr Wells 28 - 58: 15.8 wells / yr Improved efficiency of operator's organization

Example of Best Value: H&P FlexRig3s Example of Best Value: H&P FlexRig3s Helmerich & Payne, Inc.

Higher margins provide increasing returns Greater leverage with expanded rig fleet Returning idle international and offshore rigs to work provides upside Value proposition becomes more compelling in an improving market Why We Are Optimistic About The Future?

Safety Efficiency The future is about applying better ideas New appreciation of H&P's value proposition Outstanding financial returns Why Do We Favor a New Build Strategy?